PBF Energy January 2019 1

Safe Harbor Statements This presentation contains forward-looking statements made by PBF Energy Inc. (“PBF Energy”), the indirect parent of PBF Logistics LP (“PBFX”, or “Partnership”, and together with PBF Energy, the “Companies”, or “PBF”), and their management teams. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties that could cause the Companies’ actual performance or results to differ materially from those expressed in such statements. Factors that could impact such differences include, but are not limited to, changes in general economic conditions; volatility of crude oil and other feedstock prices; fluctuations in the prices of refined products; the impact of disruptions to crude or feedstock supply to any of our refineries, including disruptions due to problems with third party logistics infrastructure; effects of litigation and government investigations; the timing and announcement of any potential acquisitions and subsequent impact of any future acquisitions on our capital structure, financial condition or results of operations; changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business or industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, transporters and customers; adequacy, availability and cost of capital; work stoppages or other labor interruptions; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; inability to complete capital expenditures, or construction projects that exceed anticipated or budgeted amounts; ability to consummate potential acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any potential acquisition; inability to successfully integrate acquired refineries or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and, various other factors. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Companies assume no responsibility or obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information after such date. See the Appendix for reconciliations of the differences between the non-GAAP financial measures used in this presentation, including various estimates of EBITDA, and their most directly comparable GAAP financial measures. 2

PBF – Investment Overview  Geographically diverse, high-complexity five-refinery system Pure-play Refiner  Crude and feedstock optionality provides access to advantaged North with Attractive American and international feedstocks Asset Base  Strategic partnership with PBF Logistics (NYSE:PBFX)  Track record of investing in high-return, margin-improvement projects Established  Pipeline of organic opportunities to further increase margin capture Investment  Track Record Management team with long and successful history of executing accretive acquisitions and delivering growth  Maintain conservative balance sheet and strong liquidity Disciplined  Investing to drive long-term earnings growth and enhance assets Capital Allocation  Access to additional capital through strategic PBFX relationship  Refining and Logistics segments provide dual growth platforms  Future Increase refining profitability through reliable operations and reduced Growth Opportunities costs  Diversify logistics footprint through organic growth and third-party transactions 3

Environmental, Social, Governance  Providing a wide variety of clean fuels to multiple industries across the United States and internationally  Commitment from the Board and the entire organization to run our facilities safely, reliably and environmentally responsibly  Pursuing advanced processes and technology to further reduce greenhouse gas emissions  Actively promoting inclusion and diversity in our workforce at each of our locations  Engaged in our local communities through supportive educational programs, philanthropic and volunteer activities 7

Attractive Asset Diversification and Growth  PBF's core strategy is to operate safely, reliably and environmentally responsibly Toledo PADD  4 Pursue disciplined growth through Paulsboro PADD PADD strategic refining and logistics acquisitions 5 2 and development of organic projects PADD 1 Delaware City  Diversified, high-complexity asset base PADD with 12.2 Nelson complexity 3 Torrance Chalmette 3,500 US Independent Refiners by Throughput Capacity Throughput Capacity Nelson Region (bpd) Complexity 3,000 2,500 Mid-continent 170,000 9.2 2,000 East Coast 370,000 12.2 1,500 Gulf Coast 189,000 12.7 1,000 West Coast 155,000 14.9 500 0 Total 884,000 12.2 CVI ALJ PBF VLO PSX HFC MPC Source: Company reports 5

PBFX is a Strategic Growth Partner

- **PBF indirectly owns 100% of the general partner and ~44% of the limited partner interests of PBF Logistics LP (NYSE: PBFX)**
- **Current assets support the operations of all five of PBF Energy's refineries and provide access to incremental third-party business**
- **Since inception, PBFX has delivered over 200% EBITDA growth**
  - **40% of growth is from third-party acquisitions and organic projects**
- **Targeting $100 million of EBITDA* from organic projects to be implemented over the next 4 years**
- **Augment organic growth with third-party acquisitions and further drop-downs from PBF Energy**
- **PBF retains drop-down inventory of ~$200-250 million EBITDA* of logistics assets**



Mid-Continent Assets
Knoxville Terminals
Toledo Storage Facility
Toledo LPG Truck Rack
Toledo Truck Terminal
Toledo Terminal
Toledo Rail Unloading
Toledo
PADD 4
PADD 5
PADD 2
PADD 1
PADD 3
Paulsboro
Delaware City
Torrance
Chalmette
West Coast Assets
Torrance Valley Pipeline
Gulf Coast Assets
Chalmette Storage Facility
Chalmette Truck Rack
Chalmette Rosin Yard
East Coast Assets
Paulsboro NG Pipeline
East Coast Terminals
East Coast Storage Assets
DCR Products Pipeline
DCR Truck Rack
DCR Rail Facility
DCR Ethanol Storage Facility
Paulsboro Lube Oil Terminal

*Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted earnings and cash flow from operating activities is not available as management is unable to project financing terms and working capital changes for future periods at this time.

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Mid-Continent and East Coast Refining Operations

Mid-Continent

- **Toledo, Ohio**
  - Processes WTI-based light crude oil and advantaged Canadian syncrude which produces a high-value clean product yield including gasoline, ultra-low sulfur diesel and a variety of petrochemicals including nonene, xylene, tetramer and toluene
  - Chicago 4-3-1 benchmark crack = (–4)*(WTI) + 3*(Chic CBOB pipe) + .5*(Chic ULSD Pipe) + .5*(USGC Jet Kero 54)



East Coast

- **100% of East Coast Coking Capacity**
- **Paulsboro, New Jersey**
  - Processes a variety of medium and heavy sour crude oils and produces a diverse product slate including gasoline, heating oil, jet fuel, lube oils and asphalt



- **Delaware City, Delaware**
  - Processes a predominantly heavy crude oil slate with a high concentration of high sulfur crudes, including advantaged Canadian crudes such as WCS



- **NYH 2-1-1 benchmark crack = (–2)*(Dated Brent) + 1*(NY RBOB) + 1*(ULSD)**

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Chalmette Refinery – Focus on Optimization  Continuing to enhance the asset and commercial flexibility  Invested ~$100 million in margin improvement projects • Restarted idled reformer, hydrotreater and light-ends recovery plant • Upgrades unfinished naphtha to high- value clean products • Completed crude storage project improves crude flexibility, reduces vessel demurrage • Increased clean product exports (and reduced RIN exposure)  Restarting idle 12,000 bpd coker to take advantage of expected discounts for high- sulfur feedstocks (crude and gasoil)  USGC 2-1-1 benchmark crack • (–2)*(LLS) + 1*(GC 87 Gasoline) + 1*(GC ULSD) 8

Torrance Refinery – Focus on Reliability  Focus on stable and reliable operations • Successfully executed first major turnarounds in the second quarter of 2017 with significant reliability improvement since completion  Reliability improvements have driven increased profitability and operating expense reductions  Margin enhancement • Increased rack throughput to approximately 70% of gasoline yield • Optimizing distillate margin contribution through rapid, low-cost opportunities • Successfully entering new markets, including exports  LA 4-3-1 benchmark crack • (–4)*(ANS) + 3*(85.5 CARBOB) + .5*(LA CARB Diesel) + .5*(LA Jet 54) 9

Macro Landscape  Global Distillate Days Cover Distillate continues to drive 29 global product demand and inventories are at 5-year lows 24 5-Year Range Days Cover  Global product demand 104 Global Product Demand (MMbpd) 102 expected to outpace refinery 100 capacity utilization and 98 96 additions 94 92 Global refinery utilization is 90 high, US utilization is higher 5-Year Range Global 2018 2019E Global Refinery Utilization due to strong reliability 84% 79% 74% 5-Year Range Utilization 10 Source: EIA, IEA, Bloomberg, US Capital

IMO is a Differentiator for PBF – Rewards Complexity  International Maritime Organization (IMO) low-sulfur-fuels requirements Coking Capacity scheduled to take effect January 1, 2020 (percentage of crude throughput) 20%  Complexity and conversion capacity will be beneficiaries 18%  16% PBF has no required capital investments 14%  Investment opportunities to capture 12% incremental benefits 10% • Hydrogen plant at Delaware City 8% refinery 6% • Restarting coker at Chalmette refinery 4% • East Coast storage facilities for high- sulfur resid handling 2% 0%  Well-positioned to benefit from discounted high-sulfur feedstocks • Light-heavy crude differentials Source: Company Data, 2017 AFPM Refining Capacity Report • Intermediate inputs 11

Appendix

Non-GAAP Financial Measures Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization) as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. EBITDA is not a presentation made in accordance with GAAP and our computation of EBITDA may vary from others in our industry. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) as measures of operating performance. In addition, EBITDA is not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted earnings and cash flow from operating activities is not available as management is unable to project financing terms and working capital changes for future periods at this time. This presentation includes references to EBITDA and EBITDA attributable to PBFX, which is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the quarterly and annual reports on Forms 10-Q and 10-K for PBFX. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results attributable to noncontrolling interests and acquisitions from affiliate companies under common control prior to the effective dates of such transactions. With respect to projected MLP-qualifying EBITDA, we are unable to prepare a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort, as, among other things, certain items that impact these measures, such as the provision for income taxes, depreciation of fixed assets, amortization of intangibles and financing costs have not yet occurred, are subject to market conditions and other factors that are out of our control and cannot be accurately predicted. 13

PBF Energy 2019 Guidance

(Figures in millions except per barrel amounts)	FY 2019E	Q1-2019E
East Coast Throughput	330,000 – 350,000 bpd	320,000 – 340,000 bpd
Mid-Continent Throughput	150,000 – 160,000 bpd	140,000 – 150,000 bpd
Gulf Coast Throughput	200,000 – 210,000 bpd	190,000 – 200,000 bpd
West Coast Throughput	160,000 – 170,000 bpd	140,000 – 150,000 bpd
Total Throughput	840,000 – 890,000 bpd	790,000 – 840,000 bpd
	FY 2019E	**Notes**
Refining operating expenses	$5.25 - $5.50 / bbl	Excluding non-refining operating expenses
SG&A expenses	$170 - $180	Excludes incentive and stock-based compensation
D&A	$380 - $400	
Interest expense, net	$140 - $150	
Maintenance and Turnaround Capital expenditures	$475 - $525	Excludes capital expenditures for PBF Logistics LP
Strategic Capital expenditures	~$150	Includes Chalmette Coker and Delaware Hydrogen Plant
Shares outstanding (millions)	123	
Turnaround Schedule	**Period**	**Duration**
Torrance – Coker	Q1	40 – 50 days
Delaware City – Coker/SRU	Q2	40 – 50 days
Paulsboro – Crude Unit	Q3	20 – 30 days

Initial guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions and company configuration. Except where noted, guidance expense figures include consolidated amounts for PBF Logistics LP. All figures are subject to change based on market and macroeconomic factors, as well as company strategic decision-making and overall company performance.

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PBF Logistics 2019 Guidance ($ in millions, rounded) FY 2019 Initial Guidance Revenues $337 Operating expenses $122 SG&A (includes stock-based comp. expense for $17 outstanding awards) D&A $35 Interest expense, net $46 Net Income $115 EBITDA $198 EBITDA attributable to non-controlling interest $21 EBITDA to the Partnership (excluding one-time items) $177 Maintenance capital expenditures $14 Growth and regulatory capital expenditures $15 Units outstanding(1) 45.4 million Initial and updated guidance provided constitutes forward-looking information and is based on current PBF Logistics operating plans using minimum volume commitments, assumptions and configuration. Revenues, operating expenses, general and administrative expenses, depreciation and amortization and interest expense figures include amounts related to the portion of the Torrance Valley Pipeline Company that are currently owned by a subsidiary of PBF Energy Inc. These amounts are consolidated in the PBF Logistics financial statements and the ownership interest of PBF Energy is reflected in non-controlling Interest. Updated guidance reflects recent acquisitions and revised agreements. All figures are subject to change based on market and macroeconomic factors, as well as management’s strategic decision-making and overall Partnership performance. ___________________________ 1. Units outstanding at 12/31/2018 represents the fully-diluted number of units issued during the IPO, subsequent transactions and under partnership compensation programs 15